Exhibit 23.2
CONSENT OF WRIGHT & COMPANY, INC.

As independent petroleum consultants, Wright & Company, Inc. hereby consents to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-59647, 333-82304, 333-96463, 333-96465, 333-82274, 333-103455, 333-143514, 333-159304, 333-173990, and 333-188587) and Form S-3 (No. 333-183365) of Penn Virginia Corporation of information from our reserves report titled “Evaluation of Oil and Gas Reserves To the Interests of Penn Virginia Corporation, In Certain Properties Located in Various States, Pursuant to the Requirements of the Securities and Exchange Commission, Effective January 1, 2014, Job 15.1543,” and dated January 27, 2014, and all references to our firm included in or made a part of the Penn Virginia Corporation Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or about February 24, 2014.

Wright & Company, Inc.
TX Firm Reg. No. F-12302

/s/ D. Randall Wright
By:	D. Randall Wright
President
Brentwood, Tennessee
February 24, 2014